UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 2, 2005

Badger Paper Mills, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-00795	39-0143840
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 West Front Street, P.O. Box 149, Peshtigo, Wisconsin 54157-0149
(Address of principal executive offices, including zip code)

(715) 582-4551
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

        At a June 2, 2005 meeting, the Board of Directors of Badger Paper Mills, Inc. (the “Company”) approved an indefinite shutdown of the Company’s uncoated freesheet Fourdrinier paper machine and associated equipment located in Peshtigo, Wisconsin. This decision was based on (i) the continued escalation of energy, pulp and chemical costs that could not be recouped in higher selling prices, (ii) the Company’s inability to compete effectively in the commodity grades paper business and (iii) the $4,556,000 asset impairment charge related to the Fourdrinier that was recently recorded by the Company as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

        The Company expects the shutdown to result in the loss of approximately 100 jobs, including 70 hourly positions held by union members and 30 salaried positions. Employees whose jobs will be eliminated as a result of the shutdown are subject to the provisions of The Worker Adjustment and Retraining Notification Act (the “WARN Act”). Management intends to employ a majority of the affected employees during the 60-day service period covered by the WARN Act. The Company intends to engage such employees in, among other things, retraining activities and general maintenance tasks. The Company began to notify affected employees on June 3, 2005, and the shutdown related activities are expected to be completed in early August, 2005.

        The Company estimates that the committed but yet to be incurred costs for paper machine clothing relating to the shutdown of the Fourdrinier paper machine and associated equipment will not exceed $300,000. For cash flow purposes, the Company expects the paper machine clothing costs to be offset in full, resulting in a neutral cash effect, through the sale of pulp, ink and packaging material inventories. Additionally, the Company expects labor related costs connected to the shutdown to be in the range of $800,000 to $1,000,000, with $700,000 to $800,000 of such costs associated with retraining and maintenance activities.

        On June 3, 2005, the Company issued a press release announcing the shutdown. A copy of such press release is furnished as Exhibit 99 hereto and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press release of Badger Paper Mills, Inc. dated June 3, 2005.

******

        This Current Report on Form 8-K includes one or more “forward-looking statements” that may state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. The statements in this Current Report containing words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. In making such forward-looking statements, the Company undertakes no obligation to publicly update or revise any such statements.

        Forward-looking statements of the Company are based on information available to the Company as of the date of such statements and reflect the Company’s expectations as of such date, but are subject to risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include without limitation: (i) potential delays in completing the shutdown, (ii) less favorable than anticipated prices related to the sale of pulp, ink and packaging material inventories and (iii) any unforeseen shutdown expenses, including impairment charges. Please see the Company’s periodic reports filed with the Securities and Exchange Commission (including its Annual Report on Form 10-K for the year ended December 31, 2004) for a listing of certain factors that could cause actual results to differ materially from those contained in forward-looking statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER PAPER MILLS, INC.
Date: June 8, 2005	By: /s/ Paul M. Bouthilet
Paul M. Bouthilet
Vice President, Chief Financial Officer, Secretary and Treasurer

BADGER PAPER MILLS, INC.

Exhibit Index to Current Report on Form 8-K
Dated June 2, 2005

Exhibit
Number

(99)	Press release of Badger Paper Mills, Inc. dated June 3, 2005.